Exhibit 99.1

Kimco Realty Reports First Quarter 2003 Operating Results

    NEW HYDE PARK, N.Y.--(BUSINESS WIRE)--April 28, 2003--

  Net Income Per Share Increases 18.9 Percent to $0.63; FFO Per Share
                    Increases 4.0 Percent to $0.78

    Kimco Realty Corporation (NYSE: KIM) today announced that net income for the first quarter ended March 31, 2003 rose 16.5 percent to $71.0 million from $60.9 million for the same period last year.
    On a diluted per share basis, net income rose 18.9 percent to $0.63 per common share from $0.53 per common share a year earlier. First quarter funds from operations ("FFO"), a widely accepted measure of REIT performance, rose 5.0 percent to $82.9 million from $78.9 million for the same period last year. On a diluted per common share basis, first quarter FFO increased 4.0 percent to $0.78 from $0.75 a year ago. FFO excludes gains on dispositions of operating properties and gains on early extinguishment of debt of approximately $3.3 million, or $0.03 per share and $6.3 million, or $0.06 per share, respectively. A complete reconciliation containing adjustments from GAAP net income to FFO is included in this release. Revenues from rental property increased 10.7 percent to $124.1 million from $112.1 million, a year ago.
    During the quarter, Kimco increased the occupancy of its parent shopping center portfolio to 89.1 percent from 87.8 percent at December 31, 2002 and from a low of 85.3 percent at June 30, 2002. The increase in occupancy was the result of new leasing and property sales. For the quarter, Kimco signed 97 new leases in the parent portfolio totaling 893,000 square feet. Average base rent on these new leases is approximately $7.49 per square foot. Effective May 2003, seven locations Kimco leased to Kmart Corporation in its operating portfolios will be rejected as part of Kmart's plan of reorganization. Kimco is in advanced discussions to lease or dispose of each of these sites. The impact of these lease rejections is not expected to have a material impact on the Company's financial results and had previously been factored in the Company's earnings guidance.
    Occupancy in the Company's operating joint ventures with institutional investors remained strong during the quarter. Occupancy in the Kimco Income REIT (KIR), which consists of 70 shopping centers totaling 14.6 million square feet, was 98.6 percent. The Kimco Retail Opportunity Portfolio (KROP), which consists of 17 shopping centers totaling 2.2 million square feet, also maintained a high level of occupancy at 95.1 percent. During the quarter, retailers' appetite for new store locations remained strong. Across Kimco's portfolios, including Kimco Developers Inc. (KDI), the Company signed 170 new leases totaling approximately 1.3 million square feet at an average base rent of $9.41 per square foot.

    Investment Activity
    -------------------

    During the quarter, Kimco acquired interests in 10 shopping center properties and three single tenant sites totaling 2.1 million square feet of gross leasable area for an aggregate purchase price of approximately $246.1 million. These properties were acquired for the Company's portfolios as follows:

    -- Kimco's parent portfolio acquired interests in six shopping centers, for a total cost of $102.5 million, including one shopping center in Canada in its joint venture with RioCan REIT. In addition, subsequent to quarter end, the Company acquired interests in three shopping centers for approximately $102.8 million.

    -- KIR acquired interests in two shopping centers for an aggregate cost of $103.5 million. In addition to closing on the previously announced acquisition of Parkway Supercenter in Seattle, Washington, KIR acquired the Shoppes at Soncy in Amarillo, Texas. Shoppes at Soncy is a 143,000 square foot shopping center anchored by Ross Stores, Bed, Bath & Beyond and Joann Fabrics.

    -- The KROP joint venture acquired two shopping centers during the quarter. West Ashley Shoppes, a 137,000 square foot shopping center in Charleston, South Carolina, was acquired for $9.2 million. Market Square at Montrose, a 506,000 Home Depot anchored shopping center, was acquired for $30.9 million. This shopping center is located in Montrose, Ohio.

    In addition to the shopping centers acquired, Kimco provided $13.1 million of preferred equity capital to owners of seven properties. Kimco's Preferred Equity Program provides equity capital to real estate owners and developers for expansions, redevelopment and development.
    Kimco's merchant building business, KDI, completed sales of eight out-parcels in its portfolio and recorded gains on sales of approximately $1.2 million. In addition, during 2003 KDI has acquired interests in three new development projects totaling $8.1 million and invested approximately $34.0 million in its pipeline of 19 existing shopping center developments.
    During the quarter, Kimco sold two shopping centers from its Kimsouth portfolio for proceeds of approximately $11.0 million. The Company's investment strategy for this portfolio, which originally consisted of 37 shopping centers, includes re-tenanting, repositioning and disposition of the properties. In total, the Company has disposed of four properties for proceeds of $31.4 million since the acquisition of Kimsouth during the fourth quarter of 2002.

    Earnings Guidance
    -----------------

    Kimco's management updated its earnings guidance for the year, providing a range for FFO per share of $3.16 - $3.21 for the year ending December 31, 2003, which is within its previously issued range of guidance. Management also projected the following range of estimates of FFO for remaining three quarters of the year:


   Quarter Ending       FFO Range
   June 30, 2003        $0.79 - $0.80
   September 30, 2003   $0.79 - $0.81
   December 31, 2003    $0.80 - $0.82


    Corporate Governance
    --------------------

    Kimco's Board of Directors unanimously agreed to amend the Company's 1998 Equity Participation Plan to generally prohibit the re-pricing of stock options. More specifically, after any stock options are granted, the exercise price of the stock option may not be reduced by the Board without shareholder approval. In addition, the Board established a Nominating and Corporate Governance Committee to oversee all corporate governance matters.
    Kimco, a publicly-traded real estate investment trust, has specialized in shopping center acquisitions, development and management for over 35 years. Kimco owns and operates the nation's largest portfolio of neighborhood and community shopping centers with interests in 630 properties comprising approximately 91.7 million square feet of leasable space located throughout 41 states, Canada and Mexico. For further information refer to the Company's web site at www.kimcorealty.com.
    Safe Harbor Statement: The statements in this release state the Company's and management's hopes, intentions, beliefs, expectations or projections of the future and are forward-looking statements. It is important to note that the Company's actual results could differ materially from those projected in such forward-looking statements. Factors that could cause actual results to differ materially from current expectations include, but are not limited to, (i) general economic conditions, (ii) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or general downturn in their business, (iii) local real estate conditions, (iv) increases in interest rates, (v) increases in operating costs and real estate taxes. Additional information concerning factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the Company's SEC filings, including but not limited to the Company's report on Form 10-K for the year ended December 31, 2002. Copies of each filing may be obtained from the Company or the SEC.




                       Kimco Realty Corporation
                   Consolidated Statements of Income
                 (In thousands, except per share data)

                                                   Three Months Ended
                                                        March 31,
                                                      2003      2002
                                                   --------- ---------
Real Estate Operations:
-----------------------
 Revenues from rental property                     $124,062  $112,077
                                                   --------- ---------

 Rental property expenses:
 Rent                                                 3,015     3,135
 Real estate taxes                                   15,012    15,129
 Operating and maintenance                           16,742    11,884
                                                   --------- ---------
                                                     34,769    30,148
                                                   --------- ---------

                                                     89,293    81,929

 Equity in income of real estate joint ventures, net  9,312     6,471
 Minority interests in income of partnerships, net   (1,591)     (208)
 Income from other real estate investments            4,900     4,461
 Mortgage financing income                            5,512     1,065
 Management and other fee income                      2,902     3,346
 Depreciation and amortization                      (19,867)  (18,213)
                                                   --------- ---------
 Income from real estate operations                  90,461    78,851
                                                   --------- ---------

Other Investments:
------------------
 Interest, dividends and other investment income      2,402     7,125
 Other income, net                                      318     3,871
                                                   --------- ---------
                                                      2,720    10,996
                                                   --------- ---------

Interest expense                                    (22,724)  (21,463)
General and administrative expenses                  (8,615)   (7,527)
Gain on early extinguishment of debt                  6,262        --
                                                   --------- ---------

 Income from continuing operations
   before income taxes                               68,104    60,857

Provision for income taxes                           (1,822)   (5,350)
                                                   --------- ---------

 Income from continuing operations                   66,282    55,507
                                                   --------- ---------

Discontinued Operations:
------------------------
 Income from discontinued operating
  properties                                            184     1,107
 Gain on disposition of operating properties          3,280        --
                                                   ---------- --------
 Income from discontinued operations                  3,464     1,107
                                                   ---------- --------

 Gain on sale of development properties (1)           1,215     4,280
                                                   ---------- --------

 Net income                                          70,961    60,894

 Preferred dividends                                 (4,609)   (4,609)
                                                   ---------- --------

 Net income available to common
   shareholders                                     $66,352   $56,285
                                                   ========== ========


Per common share:
 Income from continuing operations:
      - Basic                                         $0.60     $0.53
                                                   ========== ========
      - Diluted                                       $0.59(2)  $0.52
                                                   ========== ========
 Net income:
      - Basic                                         $0.63     $0.54
                                                   ========== ========
      - Diluted                                       $0.63(2)  $0.53
                                                   ========== ========

Weighted average shares outstanding:
      - Basic                                       104,711   104,299
                                                   ========== ========
      - Diluted                                     108,229(2)105,386
                                                   ========== ========

 Income subject to income taxes                      $5,021   $13,637


    (1) Included in the calculation of Income from continuing operations per common share.
    (2) Reflects the potential impact if certain units were converted to common stock at the beginning of the period. Net income available to common shareholders would be increased by $1,423 for the three months ended March 31, 2003 reflecting the distribution associated with the units.
    Certain amounts in the prior period have been reclassified in order to conform with the current period's presentation.




                       Kimco Realty Corporation
                         Funds From Operations
                 (In thousands, except per share data)

                                                       Three Months
                                                           Ended
                                                         March 31,
                                                     2003       2002
                                                   -------    -------
Funds From Operations
 Net income                                        $70,961    $60,894
 Gain on disposition of operating properties        (3,280)        --
 Depreciation and amortization                      19,894     18,846
 Depreciation and amortization -
    real estate joint ventures                       6,200      3,800
 Gain on early extinguishment of debt               (6,262)        --
 Preferred stock dividends                          (4,609)    (4,609)
                                                   -------    -------

 Funds from operations                             $82,904    $78,931
                                                   =======    =======

Per common share:
       - Basic                                       $0.79      $0.76
                                                   =======    =======
       - Diluted                                     $0.78(1)   $0.75
                                                   =======    =======
Weighted Average Share Information

Weighted average shares -
       - Basic                                     104,711    104,299
                                                   =======    =======
       - Diluted                                   108,229(1) 105,386
                                                   =======    =======


    (1) Reflects the potential impact if certain units were converted to common stock at the beginning of the period. Net income available to common shareholders would be increased by $1,423 for the three months ended March 31, 2003 reflecting the distribution associated with the units.



                       Kimco Realty Corporation
                      Consolidated Balance Sheets
                   (In thousands, except share data)


                                             March 31,   December 31,
                                               2003          2002
                                           ------------- -------------
Assets:
 Operating real estate, net of accumulated
    depreciation of $533,882 and $516,558,
     respectively                           $ 2,737,937   $ 2,669,648
 Investments and advances in real estate
  joint ventures                                442,857       412,672
 Real estate under development                  243,555       212,765
 Other real estate investments                  102,136        99,542
 Mortgages and other financing receivables       73,510        94,024
 Cash and cash equivalents                       55,653        35,962
 Marketable securities                           77,467        66,992
 Accounts and notes receivable                   53,697        55,012
 Other assets                                   108,252       110,261
                                           ------------- -------------
                                             $3,895,064    $3,756,878
                                           ============= =============
Liabilities:
 Notes payable                               $1,412,250    $1,302,250
 Mortgages payable                              212,680       230,760
 Construction loans payable                      64,417        43,972
 Other liabilities, including minority
  interests in partnerships                     277,025       272,568
                                           ------------- -------------
                                              1,966,372     1,849,550
                                           ------------- -------------

Stockholders' Equity:
 Preferred stock, $1.00 par value,
  authorized 5,000,000 shares
 Class A Preferred Stock, $1.00 par value,
  authorized 345,000 shares
   Issued and outstanding 300,000 shares            300           300
   Aggregate liquidation preference $75,000
 Class B Preferred Stock, $1.00 par value,
  authorized 230,000 shares
   Issued and outstanding 200,000 shares            200           200
   Aggregate liquidation preference $50,000
 Class C Preferred Stock, $1.00 par value,
  authorized 460,000 shares
   Issued and outstanding 400,000 shares            400           400
   Aggregate liquidation preference
    $100,000
 Common Stock, $.01 par value, authorized
  200,000,000 shares
   Issued and outstanding 104,940,140             1,049         1,046
   and 104,601,828 shares, respectively
Paid-in capital                               1,992,878     1,984,820
Cumulative distributions in excess of net
 income                                         (75,683)      (85,367)
                                           ------------- -------------
                                              1,919,144     1,901,399
Accumulated other comprehensive income           10,892         7,401
Notes receivable from officer stockholders       (1,344)       (1,472)
                                           ------------- -------------
                                              1,928,692     1,907,328
                                           ------------- -------------
                                             $3,895,064    $3,756,878
                                           ============= =============

    Certain amounts in the prior period have been reclassified in order to conform with the current period's presentation.

    CONTACT: Kimco Realty Corporation
             Scott Onufrey, 516/869-7190
             sonufrey@kimcorealty.com